UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 7, 2012

EXTERRAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 836-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

On August 7, 2012, our Venezuelan subsidiary, Exterran Venezuela, C.A. (“Exterran Venezuela”), entered into an Asset Transfer Contract (the “ATC”) with PDVSA Gas, S.A. (“PDVSA Gas”) to sell its assets in Venezuela that were nationalized in 2009.  The ATC provides for, among other things, the sale by Exterran Venezuela of all of its assets to PDVSA Gas in exchange for a purchase price of approximately $442 million. Under the terms of the ATC, PDVSA Gas paid us approximately $177 million in cash at closing, which occurred on August 7, 2012, and is due to pay us the remaining principal amount of approximately $265 million in 16 quarterly cash installments through the third quarter of 2016.  We will use $50 million of the cash we received at closing to repay insurance proceeds previously collected under the policy we maintained for the risk of expropriation, and intend to use the remaining proceeds for the repayment of indebtedness and for general corporate purposes.

In conjunction with this transaction, we have agreed to suspend the arbitration proceeding previously filed by our Spanish subsidiary against Venezuela in connection with the nationalization, pending payment in full by PDVSA Gas of the purchase price pursuant to the terms of the ATC.

The foregoing summary is qualified in its entirety by reference to the ATC, a copy of which is filed as Exhibit 2.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Item 7.01              Regulation FD Disclosure

On August 7, 2012, we announced the closing of the transactions contemplated by the ATC and described in Item 1.01 above.  A copy of the press release is filed as Exhibit 99.1 hereto.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

2.1*	Asset Transfer Contract, dated August 7, 2012, between Exterran Venezuela, C.A. and PDVSA Gas, S.A.

99.1	Press release of Exterran Holdings, Inc., dated August 7, 2012

*                 The registrant hereby agrees to supplementally furnish the staff, on a confidential basis, a copy of any omitted schedule upon the staff’s request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN HOLDINGS, INC.

August 13, 2012	By:	/s/ William M. Austin
William M. Austin
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1*	Asset Transfer Contract, dated August 7, 2012, between Exterran Venezuela, C.A. and PDVSA Gas, S.A.

99.1	Press release of Exterran Holdings, Inc., dated August 7, 2012

*                 The registrant hereby agrees to supplementally furnish the staff, on a confidential basis, a copy of any omitted schedule upon the staff’s request.